Exhibit 5.2


                                 Arent Fox, PLLC
                          1050 Connecticut Avenue, NW
                           Washington, DC 20036-5339

Arnold R. Westerman
Tel:     202/857-6243
Fax:     202/857-6395
westerma@arentfox.com
http://www.arentfox.com

                                                             July 1, 2004
PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Gentlemen:

     We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), with respect to PHC's Form S-3 Registration Statement, filed by PHC with the Securities and Exchange Commission on or about July 1, 2004 (the "Registration Statement") which covers the offer and sale of up to 4,754,628 shares of Class A common stock and warrants to purchase up to 1,071,925 shares of Class A common stock by the selling security holders identified in this Registration Statement.

     In connection with this opinion, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such corporate and other documents, certificates, and other records as we deemed necessary or appropriate to the purposes of preparing this opinion. Based on the foregoing, we hereby advise you that we are of the opinion that 4,754,628 shares of Class A Common Stock covered by the Registration Statement were validly issued, fully paid and are non-assessable and the 1,071,925 shares of Class A common stock to be issued upon exercise of the warrants have been duly and validly authorized for issuance and will be when issued in accordance with the terms of the warrants referred to in the Registration Statement, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations there under.

                                    Very truly yours,

                                    ARENT FOX, PLLC

                                    By /s/ Arnold R. Westerman
                                    Arnold R. Westerman


                                    ARENT FOX, PLLC
                                    New York, NY - Washington D. C.


                                    -- 36 --